                                                                  Draft 8/20/96

                     --------------------------------------------




                             OCWEN FINANCIAL CORPORATION

                                          TO




                             [_______________], Trustee





                                   _______________


                                SENIOR DEBT SECURITIES


                                   _______________


                                      INDENTURE


                       Dated as of ___________________ __, 1996

                                    ______________


                     --------------------------------------------

                                  TABLE OF CONTENTS
                                      __________


                                                                          Page

                               RECITALS OF THE COMPANY . . . . . . . . . .   1

                                      ARTICLE I

                           Definitions and Other Provisions
                                of General Application . . . . . . . . . .   1

    Section 1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . .   1
    Section 1.2  Compliance Certificates and Opinions. . . . . . . . . . .  17
    Section 1.3  Form of Documents Delivered to Trustee. . . . . . . . . .  18
    Section 1.4  Acts of Holders; Record Dates . . . . . . . . . . . . . .  19
    Section 1.5  Notices, Etc., to Trustee and Company . . . . . . . . . .  20
    Section 1.6  Notice to Holders; Waiver . . . . . . . . . . . . . . . .  20
    Section 1.7  Conflict with Trust Indenture Act . . . . . . . . . . . .  21
    Section 1.8  Effect of Headings and Table of Contents. . . . . . . . .  21
    Section 1.9  Successors and Assigns. . . . . . . . . . . . . . . . . .  21
    Section 1.10  Separability Clause. . . . . . . . . . . . . . . . . . .  21
    Section 1.11  Benefits of Indenture. . . . . . . . . . . . . . . . . .  21
    Section 1.12  Governing Law. . . . . . . . . . . . . . . . . . . . . .  21
    Section 1.13  Legal Holidays . . . . . . . . . . . . . . . . . . . . .  21

                                      ARTICLE II

                                    Security Forms . . . . . . . . . . . .  22

    Section 2.1  Forms Generally . . . . . . . . . . . . . . . . . . . . .  22
    Section 2.2  Form of Face of Security. . . . . . . . . . . . . . . . .  22
    Section 2.3  Form of Reverse of Security . . . . . . . . . . . . . . .  24
    Section 2.4  Form of Legend for Global Securities. . . . . . . . . . .  27
    Section 2.5  Form of Trustee's Certificate of Authentication . . . . .  28

                                     ARTICLE III

                                    The Securities . . . . . . . . . . . .  28

    Section 3.1  Amount Unlimited; Issuable in Series. . . . . . . . . . .  28


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NOTE:    This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

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                                                                           Page
                                                                            ----

    Section 3.2  Denominations . . . . . . . . . . . . . . . . . . . . . .  31
    Section 3.3  Execution, Authentication, Delivery and Dating. . . . . .  31
    Section 3.4  Temporary Securities. . . . . . . . . . . . . . . . . . .  32
    Section 3.5  Registration, Registration of Transfer and Exchange . . .  33
    Section 3.6  Mutilated, Destroyed, Lost and Stolen Securities. . . . .  35
    Section 3.7  Payment of Interest; Interest Rights Preserved. . . . . .  36
    Section 3.8  Persons Deemed Owners . . . . . . . . . . . . . . . . . .  37
    Section 3.9  Cancellation. . . . . . . . . . . . . . . . . . . . . . .  37
    Section 3.10 Computation of Interest . . . . . . . . . . . . . . . . .  38

                                      ARTICLE IV

                              Satisfaction and Discharge . . . . . . . . .  38

    Section 4.1  Satisfaction and Discharge of Indenture . . . . . . . . .  38
    Section 4.2  Application of Trust Money. . . . . . . . . . . . . . . .  39

                                      ARTICLE V

                                       Remedies. . . . . . . . . . . . . .  39

    Section 5.1  Events of Default . . . . . . . . . . . . . . . . . . . .  39
    Section 5.2  Acceleration of Maturity; Rescission and Annulment. . . .  41
    Section 5.3  Collection of Indebtedness and Suits for Enforcement by
                 Trustee . . . . . . . . . . . . . . . . . . . . . . . . .  42
    Section 5.4  Trustee May File Proofs of Claim. . . . . . . . . . . . .  43
    Section 5.5  Trustee May Enforce Claims Without Possession of
                 Securities. . . . . . . . . . . . . . . . . . . . . . . .  44
    Section 5.6  Application of Money Collected. . . . . . . . . . . . . .  44
    Section 5.7  Limitation on Suits . . . . . . . . . . . . . . . . . . .  44
    Section 5.8  Unconditional Right of Holders to Receive Principal,
                 Premium and Interest. . . . . . . . . . . . . . . . . . .  45
    Section 5.9  Restoration of Rights and Remedies. . . . . . . . . . . .  45
    Section 5.10 Rights and Remedies Cumulative. . . . . . . . . . . . . .  45
    Section 5.11 Delay or Omission Not Waiver. . . . . . . . . . . . . . .  46
    Section 5.12 Control by Holders. . . . . . . . . . . . . . . . . . . .  46
    Section 5.13 Waiver of Past Defaults . . . . . . . . . . . . . . . . .  46
    Section 5.14 Undertaking for Costs . . . . . . . . . . . . . . . . . .  47
    Section 5.15 Waiver of Usury, Stay or Extension Laws . . . . . . . . .  47


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NOTE:    This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                           Page
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                                      ARTICLE VI

                                     The Trustee . . . . . . . . . . . . .  47

    Section 6.1  Certain Duties and Responsibilities . . . . . . . . . . .  47
    Section 6.2  Notice of Defaults. . . . . . . . . . . . . . . . . . . .  48
    Section 6.3  Certain Rights of Trustee . . . . . . . . . . . . . . . .  48
    Section 6.4  Not Responsible for Recitals or Issuance of Securities. .  49
    Section 6.5  May Hold Securities . . . . . . . . . . . . . . . . . . .  49
    Section 6.6  Money Held in Trust . . . . . . . . . . . . . . . . . . .  49
    Section 6.7  Compensation and Reimbursement. . . . . . . . . . . . . .  49
    Section 6.8  Disqualification; Conflicting Interests . . . . . . . . .  50
    Section 6.9  Corporate Trustee Required; Eligibility . . . . . . . . .  50
    Section 6.10 Resignation and Removal; Appointment of Successor . . . .  51
    Section 6.11 Acceptance of Appointment by Successor. . . . . . . . . .  52
    Section 6.12 Merger, Conversion, Consolidation or Succession to
                 Business. . . . . . . . . . . . . . . . . . . . . . . . .  53
    Section 6.13 Preferential Collection of Claims Against Company . . . .  53
    Section 6.14 Appointment of Authenticating Agent . . . . . . . . . . .  54

                                     ARTICLE VII

                  Holders' Lists and Reports by Trustee and Company. . . .  55

    Section 7.1  Company to Furnish Trustee Names and Addresses of Holders  55
    Section 7.2  Preservation of Information; Communications to Holders. .  56
    Section 7.3  Reports by Trustee. . . . . . . . . . . . . . . . . . . .  56
    Section 7.4  Reports by Company. . . . . . . . . . . . . . . . . . . .  56

                                     ARTICLE VIII

                 Consolidation, Merger, Conveyance, Transfer or Lease. . .  57

    Section 8.1  Company May Consolidate, Etc., Only on Certain Terms. . .  57
    Section 8.2  Successor Substituted . . . . . . . . . . . . . . . . . .  57
    Section 8.3  Securities to Be Secured in Certain Events. . . . . . . .  58


- -------------------

NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                            Page
                                                                            ----

                                      ARTICLE IX

                               Supplemental Indentures . . . . . . . . . .  58

    Section 9.1  Supplemental Indentures Without Consent of Holders. . . .  58
    Section 9.2  Supplemental Indentures with Consent of Holders . . . . .  60
    Section 9.3  Execution of Supplemental Indentures. . . . . . . . . . .  61
    Section 9.4  Effect of Supplemental Indentures . . . . . . . . . . . .  61
    Section 9.5  Conformity with Trust Indenture Act . . . . . . . . . . .  61
    Section 9.6  Reference in Securities to Supplemental Indentures. . . .  61

                                      ARTICLE X

                                      Covenants. . . . . . . . . . . . . .  62

    Section 10.1  Payment of Principal, Premium and Interest . . . . . . .  62
    Section 10.2  Maintenance of Office or Agency. . . . . . . . . . . . .  62
    Section 10.3  Money for Securities Payments to Be Held in Trust. . . .  62
    Section 10.4  Statement by Officers as to Default. . . . . . . . . . .  64
    Section 10.5  Payment of Taxes and Other Claims. . . . . . . . . . . .  64
    Section 10.6  Maintenance of Properties. . . . . . . . . . . . . . . .  64
    Section 10.7  Corporate Existence of the Company . . . . . . . . . . .  65
    Section 10.9  Insurance. . . . . . . . . . . . . . . . . . . . . . . .  65
    Section 10.10 Limitations on Indebtedness and Certain Preferred Stock
                  Issuances. . . . . . . . . . . . . . . . . . . . . . . .  65
    Section 10.11 Limitation on Restricted Payments. . . . . . . . . . . .  66
    Section 10.12 Limitations on Dividends and Other Payment Restrictions
                  Affecting Subsidiaries . . . . . . . . . . . . . . . . .  67
    Section 10.13 Restrictions on Issuance and Sale or Disposition of
                  Capital Stock of the Bank. . . . . . . . . . . . . . . .  68
    Section 10.14 Limitation on Transactions with Affiliates . . . . . . .  68
    Section 10.15 Limitations on Liens and Guarantees. . . . . . . . . . .  69
    Section 10.16 Liquidity Maintenance. . . . . . . . . . . . . . . . . .  70
    Section 10.17 Offer to Purchase upon a Change of Control . . . . . . .  70
    Section 10.18 Payments for Consent . . . . . . . . . . . . . . . . . .  71
    Section 10.19 Waiver of Certain Covenants. . . . . . . . . . . . . . .  71

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NOTE:    This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

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                                                                            ----

                                      ARTICLE XI

                               Redemption of Securities. . . . . . . . . .  72

    Section 11.1  Applicability of Article . . . . . . . . . . . . . . . .  72
    Section 11.2  Election to Redeem; Notice to Trustee. . . . . . . . . .  72
    Section 11.3  Selection by Trustee of Securities to Be Redeemed. . . .  72
    Section 11.4  Notice of Redemption . . . . . . . . . . . . . . . . . .  73
    Section 11.5  Deposit of Redemption Price. . . . . . . . . . . . . . .  73
    Section 11.6  Securities Payable on Redemption Date. . . . . . . . . .  74
    Section 11.7  Securities Redeemed in Part. . . . . . . . . . . . . . .  74

                                     ARTICLE XII

                                    SINKING FUNDS. . . . . . . . . . . . .  74

    Section 12.1  Applicability of Article . . . . . . . . . . . . . . . .  74
    Section 12.2  Satisfaction of Sinking Fund Payments with Securities. .  75
    Section 12.3  Redemption of Securities for Sinking Fund. . . . . . . .  75

                                     ARTICLE XIII

                          DEFEASANCE AND COVENANT DEFEASANCE . . . . . . .  75

    Section 13.1  Applicability of Article; Company's Option to Effect
                  Defeasance or Covenant Defeasance. . . . . . . . . . . .  75
    Section 13.2  Defeasance and Discharge . . . . . . . . . . . . . . . .  76
    Section 13.3  Covenant Defeasance. . . . . . . . . . . . . . . . . . .  76
    Section 13.4  Conditions to Defeasance or Covenant Defeasance. . . . .  77
    Section 13.5  Deposited Money and U.S. Government Obligations to be
                  Held in Trust; Other Miscellaneous Provisions. . . . . .  79
    Section 13.6  Reinstatement. . . . . . . . . . . . . . . . . . . . . .  80


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NOTE:    This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

         INDENTURE, dated as of ___________ __, 1996, between OCWEN FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Florida (herein called the "Company"), having its principal office at 1675 Palm Beach Boulevard, West Palm Beach, Florida 33401, and
[_______________], a ___________________, as Trustee (herein called the
"Trustee").


                               RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured senior debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:


                                      ARTICLE I

                           DEFINITIONS AND OTHER PROVISIONS
                                OF GENERAL APPLICATION

         Section 1.1  DEFINITIONS.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

         (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Acquired Indebtedness" means Indebtedness of a person (i) existing at the time such Person becomes a Subsidiary of or is merged with or into any other Person or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of such other Person or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from such Person or the date such Person becomes a Subsidiary of or is merged with or into such other Person.

         "Act", when used with respect to any Holder, has the meaning specified in Section 1.4.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person and any legal or beneficial owner, directly or indirectly, of 20% or more of the Voting Stock of such specified Person. Notwithstanding the foregoing, no Securitization Entity shall be deemed an Affiliate of the Company.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

         "Authorized Officer" means any officer of the Company designated by a resolution of the Board of Directors to take certain actions as specified in this Indenture.

         "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

         "Bank" means Berkeley Federal Bank & Trust FSB.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or by action of an Authorized Officer designated as such pursuant to a resolution of the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

         "Capital Lease Obligation" of any Person means any obligations of such Person under any capital lease for real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation; and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Capital Stock" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interests in (however designated) capital stock in such Person, including, with respect to a corporation, common stock, Preferred Stock and other corporate stock and, with respect to a partnership, partnership interests, whether general or limited, and any rights (other than debt securities convertible into corporate stock, partnership interests or other capital stock), warrants or options exchangeable for or convertible into such corporate stock, partnership interests or other capital stock.

         "Change of Control Event" means an event or series of events by which

              (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Existing Principal Stockholders, is or becomes after the date of issuance of the initial series of Securities the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Indenture), of more than 40% of the total voting power of all Voting Stock of the Company then outstanding;

              (b) (1) another corporation merges into the Company or the Company consolidates with or merges into any other corporation, or

              (2) the Company conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between the Company and a Wholly-Owned Subsidiary of the Company,

    in each case, with the effect that a person or group, other than the Existing Principal Stockholders, is or becomes the beneficial owner of more than 40% of the total voting power of all Voting Stock of the surviving or transferee corporation of such transaction or series of transactions;

              (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors, or whose nomination for election by the Company's shareholders was approved by a vote of a majority of the Directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Directors then in office;

              (d) (1) the Company sells, transfers or otherwise disposes of any shares of Capital Stock of any Significant Subsidiary (other than to the Company or a Wholly-Owned Subsidiary), or

              (2) any Significant Subsidiary (i) issues, sells or otherwise disposes of shares of its Capital Stock (or securities convertible into or exercisable for shares of Capital Stock), (ii) conveys, transfers or leases all or substantially all its assets to any Person or group or (iii) merges with or into any other entity, except in the case of any event described in this clause (2) with the Company or a Wholly-Owned Subsidiary; or

              (e) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, its Chief Financial Officer or a Vice President, and by its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to any period, the sum of: (a) consolidated interest expense of such Person for such period, whether paid or accrued (except to the extent accrued in a prior period), to the extent such expense was deducted in computing Consolidated Net Income (Loss) (including amortization of original issue discount, non-cash interest payments and the interest component of Capitalized Lease Obligations, excluding amortization of deferred financing fees) and (b) consolidated capitalized interest of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (Loss).

         "Consolidated Net Income (Loss)" of any Person means, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary gains and losses (other than those relating to the use of net operating losses of such Person carried forward), less all fees and expenses relating thereto, net of taxes, (ii) the portion of net income (or loss) of any other Person (other than any of such Person's consolidated Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or its consolidated Subsidiaries in cash by such other Person during such period, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan or (v) the net income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; PROVIDED that, upon the termination or expiration of such dividend or distribution restrictions, the portion of net income (or loss) of such consolidated Subsidiary allocable to such Person and previously excluded shall be added to the Consolidated Net Income (Loss) of such Person to the extent of the amount of dividends or other distributions available to be paid to such Person in cash by such Subsidiary.

         "Consolidated Tangible Net Worth" of any Person and its Subsidiaries means as of the date of determination all amounts that would be included under stockholders' equity on a consolidated balance sheet of such Person and its Subsidiaries determined in accordance with GAAP less an amount equal to the consolidated intangible assets (other than capitalized mortgage servicing rights) of such Person and its Subsidiaries determined in accordance with GAAP.

         "Control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities (or pledge of voting securities if the pledgee thereof may on the date of determination exercise or control the exercise of the voting rights of the owner of such voting securities), by contract or otherwise; and the terms "to Control" " "Controlling" and "Controlled" have meanings correlative to the foregoing.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date hereof is located at [_______________________________].

         "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 3.7.

         "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary for such series by the Company pursuant to Section 3.1, which Person shall be a clearing agency registered under the Exchange Act.

         "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of the Company or its Subsidiaries prior to, the final Stated Maturity of principal of the Securities; PROVIDED that only the amount of such Capital Stock that matures or is redeemable prior to the Stated Maturity of principal of the Securities shall be deemed to be Disqualified Capital Stock.

         "Disinterested Director" of any Person means, with respect to any transaction or series of related transactions, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

         "Earnings" means, with respect to any Person for any period, the Consolidated Net Income (Loss) of such Person for such period from continuing operations plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale or sales of capital stock of any subsidiary (to the extent such losses were deducted in computing Consolidated Net Income (Loss)), plus (b) provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income (Loss) and any provision for taxes utilized in computing net loss under clause (a), plus (c) Consolidated Interest Expense of such Person for such period, plus (d) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income (Loss), plus (e) without duplication, any other non-cash charges reducing Consolidated Net Income (Loss) of such Person for such period (excluding any such charge which represents an accrual of a reserve for an anticipated cash charge in any future period), less (f) without duplication, non-cash items increasing Consolidated Net Income
    (Loss) of such Person for such period (excluding any items which represent the reversal of any accrual in a prior period of a reserve for anticipated cash charges in subsequent periods), in each case, on a consolidated basis for such Person.

         "Event of Default" has the meaning specified in Section 5.1.

         "Exchange Act" means the Securities Exchange Act of 1934 as it may be amended and any successor act thereto.

         "Existing Principal Stockholders" means, individually or collectively, William C. Erbey, Barry N. Wish and Harold D. Price and their respective estates, spouses, heirs, ancestors, lineal descendants and legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the trustees or the majority beneficiaries, and any entity of which any of the foregoing, individually or collectively, beneficially owns more than 50% of the Voting Stock thereof.

         "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under compulsion to complete the transaction as determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by a resolution of such Board of Directors delivered to the Trustee.

         "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

         "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of Earnings of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company incurs, assumes, guarantees or redeems any Funded Indebtedness (including any Funded Indebtedness which constitutes Acquired Indebtedness) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Funded Indebtedness, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, investments in the equity of, or other acquisitions or dispositions, which constitute all or substantially all of an operating unit of a business and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the

    Calculation Date shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Earnings resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a subsidiary or was merged with or into the Company or any subsidiary since the beginning of such period) shall have made any investment in the equity of, or other acquisition or disposition, which constitutes all or substantially all of an operating unit of a business, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Funded Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Funded Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Funded Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

         "Fixed Charges" means, with respect to any Person for any period, the sum of (i) Consolidated Interest Expense of such Person for such period, and (ii) the product of (A) all cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person or its Subsidiaries for such period, and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP.

         "Funded Indebtedness" means, with respect to any Person as of the date of determination Indebtedness which by its terms has a Maturity, or is extendable or renewable at the option of such Person to a date, which is more than twelve months after the date of creation or incurrence of such Indebtedness.

         "GAAP" means generally accepted accounting principles.

         "Global Security" means a Security bearing the legend prescribed in
    Section 2.4 evidencing all or part of a series of Securities, authenticated and delivered to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

         "Guaranteed Indebtedness" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness; (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss; (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered); (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or (v) otherwise to assure a creditor with respect to Indebtedness against loss; provided that the term "guarantee" shall not include endorsements for collection of deposit, in the ordinary course of business.

         "Holder" means a Person in whose name a Security is registered in the Security Register.

         "Indebtedness" means, with respect to any Person, without duplication,
    (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, and in connection with any agreement by such Person to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person now or hereafter outstanding; (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business; (iv) all obligations under interest rate agreements of such Person; (v) all Capital Lease Obligations of such Person; (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends payable by other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured); (vii) all guarantees by such Person of Guaranteed Indebtedness; (viii) all Disqualified Capital Stock (valued at the greater of book value and voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) of such Person; and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing or any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value is to be determined in good faith by the board of directors (or any duly authorized committee thereof) of the issuer of such Disqualified Capital Stock, and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term "Indenture" shall also include the terms of particular series of Securities established as contemplated by Section 3.1.

         "Interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

         "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

         "Junior Indebtedness" means any Indebtedness of the Company subordinated in right of payment of either principal, premium (if any) or interest thereon to the Securities.

         "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

         "Liquid Assets" shall include: (i) cash; (ii) any of the following instruments that have a remaining term to maturity not in excess of 90 days from the determination date: (a) repurchase agreements on obligations of, or which are guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States provided that the party agreeing to repurchase such obligations is a primary dealer in U.S. government securities, (b) federal funds and deposit accounts, including but not limited to certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state, provided that the debt of such depository institution or trust company at the date of acquisition thereof has been rated by Standard & Poor's Rating Group in the highest short-term rating category or has an equivalent rating from another nationally recognized rating agency, or (c) commercial paper of any corporation incorporated under the laws of the United States or any state thereof that on the date of acquisition is rated investment grade by Standard & Poor's Corporation or has an equivalent rating from another nationally recognized rating agency; (iii) any debt instrument which is an obligation of, or is guaranteed as to the receipt of principal and interest by the United States, its agencies or any U.S. government sponsored enterprise; or (iv) any mortgage-backed or mortgage-related security issued by the United States, its agencies, or any U.S. government sponsored enterprise which the payment of principal and interest from the mortgages underlying such securities will be passed through to the holder thereof and which such security has a remaining weighted average maturity of 15 years or less. Notwithstanding the foregoing, Liquid Assets shall not include any debt instruments, securities or collateralized mortgage obligations (real estate mortgage investment conduits) that would be classified as a "High-Risk Mortgage Security" pursuant to the policy statement adopted by the Federal Financial Institutions Examination Counsel on February 10, 1992, as reflected in Volume I of the Federal Reserve Report Service, Part 3-1562.

         "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, or any capital contribution in respect of Capital Stock, the proceeds of such issuance or sale or capital contribution in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or capital contribution and net of taxes paid or payable by the Company as a result thereof.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.4 shall be the principal executive, financial or accounting officer of the Company.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee.

         "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
    Section 5.2.

         "OTS" means the Office of Thrift Supervision or any successor thereto.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT:

              (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

              (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

              (iii) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

              (iv)   Securities which have been defeased pursuant to Section
         13.2 hereof;

    PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.2, (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 3.1 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "Pari Passu Indebtedness" means any Indebtedness of the Company that is PARI PASSU in right of payment of principal, premium (if any) and interest thereon to the Securities.

         "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

         "Permitted Payment" means, so long as no Default or Event of Default is continuing,

              (a) the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company or any Affiliate (other than a Wholly-Owned Subsidiary, which is unrestricted) of the Company, Junior Indebtedness or Pari Passu Indebtedness in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where, in connection therewith, cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds or Fair Market Value of property not constituting Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company or to an employee benefit plan of the Company or any of its Subsidiaries) of Qualified Capital Stock of the Company; PROVIDED that the Net Cash Proceeds or Fair Market Value of such property received by the Company from the issuance of such shares of Qualified Capital Stock, to the extent so utilized, shall be excluded from clause
         (c)(iii) of Section 10.11 hereof; and

              (b) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Indebtedness or Pari Passu Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of new Indebtedness to the Company (such a transaction, a "refinancing"); PROVIDED, that any such new Indebtedness of the Company (i) shall be in a principal amount that does not exceed an amount equal to the sum of (A) the principal amount of the Indebtedness so refinanced less any discount from the face amount of such Indebtedness to be refinanced expected to be deducted from the amount payable to the holders of such Indebtedness in connection with such refinancing, (B) the amount of any premium expected to be paid in connection with such refinancing pursuant to the terms of the Junior Indebtedness or Pari Passu Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer, privately negotiated repurchase or otherwise and (C) the amount of legal, accounting, printing and other similar expenses of the Company incurred in connection with such refinancing; PROVIDED, FURTHER, that for purposes of this clause (i), the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination; (ii) (A) if such refinanced Indebtedness has an Average Life to Stated Maturity shorter than that of the Securities then outstanding or a final Stated Maturity earlier than the final Stated Maturity of the Securities then outstanding, such new Indebtedness shall have an Average Life to Stated Maturity no shorter than the Average Life to Stated Maturity of such refinanced Indebtedness and a final Stated Maturity no earlier than the final Stated Maturity of such refinanced Indebtedness or (B) in all other cases each Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such new Indebtedness shall be after the final Stated Maturity of principal of the Securities then outstanding; and (iii) is (A) made expressly subordinated to or PARI PASSU with the Securities to substantially the same extent as the Indebtedness being refinanced or (B) expressly subordinate to such refinanced Indebtedness.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.1.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.

         "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.1.

         "Regulatory Capital Requirements" means the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements applicable to the Bank pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R.
    Section 567 (and any amendment to either thereof) or any successor law or regulation, or such higher amount of capital as the Bank, individually, is required to maintain in order to meet any individual minimum capital standard applicable to the Bank pursuant to 12 U.S.C. Section 1464(s) and 12 C.F.R. Section 567.3 (and any amendment to either thereof) or any successor law or regulation.

         "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Payment" means

              (a) the declaration, payment or setting apart of any funds for the payment of any dividend on, or making of any distribution to holders of, the Capital Stock of the Company or any Subsidiary of the Company (other than (i) dividends or distributions in Qualified Capital Stock of the Company and, and (ii) dividends or distributions payable on or in respect of any class or series of Capital Stock of a Subsidiary of the Company as long as the Company receives at least its pro rata share of such dividends or distributions in accordance with its ownership interests in such class or series of Capital Stock);

              (b) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any Capital Stock of the Company or any Affiliate of the Company (other than a Wholly-Owned Subsidiary, and other than the purchase from a non-Affiliate of the Company of Capital Stock of any joint venture or other Person which is an Affiliate of the Company solely because of the Company's direct or indirect ownership of 20% or more of the Voting Stock of such joint venture or other Person); or

              (c) the making of any principal payments on, or repurchase, redemption, defeasance, retirement or other acquisition for value, directly or indirectly, of any Junior Indebtedness or Pari Passu Indebtedness, prior to the Stated Maturity of principal or scheduled redemption or defeasance of, or any scheduled sinking fund payment on, such Junior Indebtedness or Pari Passu Indebtedness;

         "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

         "Securitization Entity" means any pooling arrangement or entity formed or originated for the purpose of holding, and/or issuing securities representing interests in, one or more pools of mortgages, leases, credit card receivables, home equity loan receivables, automobile loans, leases or installment sales contracts, other consumer receivables or other financial assets of the Company or any Subsidiary, and shall include, without limitation, any partnership, limited liability company, liquidating trust, grantor trust, owner trust or real estate mortgage investment conduit.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

         "Significant Subsidiary" means, with respect to any Person, any consolidated Subsidiary of such Person for which the net income of such Subsidiary was more than 25% of the Consolidated Net Income of such Person in both of the two prior fiscal years.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

         "Stated Maturity" when used with respect to any Indebtedness (including, without limitation, the Securities) means the dates specified in the instrument governing such Indebtedness as the fixed dates on which any principal amount of such Indebtedness is due and payable (including, without limitation, by reason of any required redemption, purchase, defeasance or sinking fund payment) and, when used with respect to any installment of interest on Indebtedness, means the date on which such installment is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of all Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

         "Tax Sharing Agreement" means the tax allocation agreement dated as of January 1, 1994 and as may be amended from time to time, between the Company and certain Subsidiaries of the Company.

         "Tax Sharing Payments" means any payment made pursuant to the Tax Sharing Agreement in accordance with the terms thereof.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Vice President", when used with respect to the Company or the Trustee, means any vice president (but shall not include any assistant vice president), whether or not designated by a number or a word or words added before or after the title "vice president".

         "Voting Stock" means Capital Stock of the class or classes of which the holders have (i) in respect of a corporation, the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (ii) in respect of a partnership, the general voting power under ordinary circumstances to elect the board of directors or other governing board of such partnership or of the Person which is a general partner of such partnership.

         "Wholly-Owned Subsidiary" means a Subsidiary all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.


         Section 1.2  COMPLIANCE CERTIFICATES AND OPINIONS.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

         Every certificate or opinion (other than the Officers' Certificate delivered under Section 10.4 hereof) with respect to compliance with a condition or covenant provided for in this Indenture shall include

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1.3  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 1.4  ACTS OF HOLDERS; RECORD DATES.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective upon action by the requisite percentage of Holders when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interest in any such Global Security.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities of such series. If not set by the Company prior to the first solicitation of a Holder of Securities of such series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

         (d)  The ownership of Securities shall be proved by the Security
Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

         Section 1.5  NOTICES, ETC., TO TRUSTEE AND COMPANY.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, [__________] or

         (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: [_______________].

         Section 1.6  NOTICE TO HOLDERS; WAIVER.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Section 1.7  CONFLICT WITH TRUST INDENTURE ACT.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

         Section 1.8  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 1.9  SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         Section 1.10  SEPARABILITY CLAUSE.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 1.11  BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than (a) the parties hereto and their successors hereunder and (b) the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 1.12  GOVERNING LAW.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES.

         Section 1.13  LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then

(notwithstanding any other provision of this Indenture or of the Securities (other than a provision of the Securities of any series which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.


                                      ARTICLE II

                                    SECURITY FORMS

         Section 2.1  FORMS GENERALLY.

         The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

         The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

         Section 2.2  FORM OF FACE OF SECURITY.

         THIS SECURITY IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL OR OTHER GOVERNMENTAL AGENCY.

         [INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER.]

                             OCWEN FINANCIAL CORPORATION

                               ........................

No.............                                                   $.........

         Ocwen Financial Corporation, a corporation duly organized and existing under the laws of Florida (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ........................................ ,
or registered assigns, the principal sum of...................................
Dollars on ................................. [IF THE SECURITY IS TO BEAR
INTEREST PRIOR TO MATURITY, INSERT -- , and to pay interest thereon from
 ............. or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ............ and
 ............ in each year, commencing .........., at the rate of ....% per annum, until the principal hereof is paid or made available for payment [IF APPLICABLE, INSERT -- , and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ....% per annum on any overdue principal and premium and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the
 ....... or ....... (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

         [IF THE SECURITY IS NOT TO BEAR INTEREST PRIOR TO MATURITY, INSERT -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of ....% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand.
Any interest on any overdue principal shall bear interest at the rate of .....%
per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

         Payment of the principal of (and premium, if any) and [IF APPLICABLE, INSERT -- any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in [the City of New York, Borough of Manhattan], in such coin or currency of [the United States of America] [insert other currency, if applicable] as at the time of payment is legal tender for payment of public and private debts [IF APPLICABLE, INSERT -- ; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                        OCWEN FINANCIAL CORPORATION


                        By...........................


Attest:

 .....................


         Section 2.3  FORM OF REVERSE OF SECURITY.

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of [____ __], 1996 (herein called the "Indenture"), between the Company and [_______________], as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof[, limited in aggregate principal amount to $ ...........].

         [IF APPLICABLE, INSERT -- The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, [IF APPLICABLE, INSERT --
(1) on ........... in any year commencing with the year ...... and ending with the year ...... through operation of the sinking fund for this series at a
Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after ..........., 19..], as a whole or in part, at the election of the
Company, at the following Redemption Prices (expressed as percentages of the principal amount):  If redeemed [on or before ................, ___%, and if redeemed] during the 12-month period beginning ............. of the years indicated,

              Redemption                      Redemption
Year          Price           Year            Price
- ----          -----           ----            -----





and thereafter at a Redemption Price equal to ....% of the principal amount, together in the case of any such redemption [IF APPLICABLE, INSERT -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [IF APPLICABLE, INSERT -- The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, (1) on ............ in any year commencing with the year .... and ending with the year .... through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ............], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below:  If redeemed during the 12-month period beginning ............ of the years indicated,

                Redemption Price        Redemption Price For
                For Redemption          Redemption Otherwise
                Through Operation       Than Through Operation
Year            of the Sinking Fund     of the Sinking Fund
- ----            -------------------     ---------------------

and thereafter at a Redemption Price equal to .....% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [Notwithstanding the foregoing, the Company may not, prior to
 .............., redeem any Securities of this series as contemplated by [Clause
(2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than .....% per annum.]

         [IF APPLICABLE, INSERT -- the Company may redeem, at its option, up to __% of the original aggregate principal amount of the Securities of this series at any time and from time to time prior to the ____ anniversary of the issuance of the Securities, with the Net Cash Proceeds received by the Company from one or more public or private sales of Qualified Capital Stock at a redemption price of __% of the principal amount of the Securities redeemed, plus accrued and unpaid interest thereon; PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of Securities of this series must remain outstanding after each such redemption, and PROVIDED FURTHER, that such redemption must occur within 60 days after the closing date of any such public or private sale of Qualified Capital Stock.]

         [IF THE SECURITY IS SUBJECT TO REDEMPTION, INSERT -- In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

         [IF APPLICABLE, INSERT -- The Indenture contains provisions for defeasance at any time of [(a)] [the entire indebtedness evidenced by this Security] [and (b)] [certain restrictive covenants,] [in each case] upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.]

         [IF THE SECURITY IS NOT AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT -- If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

         [IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT -- If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to -- INSERT FORMULA FOR DETERMINING THE AMOUNT. Upon payment [IF APPLICABLE, INSERT -- (i)] of the amount of principal so declared due and payable [IF APPLICABLE, INSERT -- and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable)], all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $....... and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Section 2.4  FORM OF LEGEND FOR GLOBAL SECURITIES.

         Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

         "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof or a successor of such Depositary or a nominee of such successor and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances."

         Section 2.5  FORM OF TRUSTEE'S CERTIFICATE OF
                      AUTHENTICATION.

         The Trustee's certificates of authentication shall be in substantially the following form:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                  -------------------------
                                  As Trustee


                                  By.......................
                                        Authorized Officer


                                     ARTICLE III

                                    THE SECURITIES

         Section 3.1  AMOUNT UNLIMITED; ISSUABLE IN SERIES.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

         The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

         (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

         (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3,6, 9.6 or 11.7 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

         (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

         (4) the date or dates on which the principal of the Securities of the series is payable;

         (5) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

         (6) the place or places in addition to the City of New York where the principal of and any premium and interest on Securities of the series shall be payable;

         (7) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

         (8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

         (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

         (10) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of "Outstanding" in Section 1.1;

         (11) if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

         (12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

         (13) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

         (14) the application, if any, of either or both of Section 13.2 and
    Section 13.3 to the Securities of the series;

         (15) whether the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 3.5 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

         (16) if other than as specified in Section 5.1, the Events of Default applicable with respect to the Securities of the series;

         (17) the Events of Default set forth in Section 5.1 applicable with respect to the Securities of the series, if fewer than all of the Events of Default set forth in Section 5.1;

         (18) if other than as specified in Section 5.2, the Events of Default the occurrence of which would permit the declaration of the acceleration of Maturity pursuant to Section 5.2;

         (19) the Events of Default the occurrence of which would permit the declaration of Maturity pursuant to Section 5.2, if fewer than all of the Events of Default set forth in Section 5.2;

         (20) any other covenant or warranty included for the benefit of Securities of the series in addition to (and not inconsistent with) those included in this Indenture for the benefit of Securities of all series, or any other covenant or warranty included for the benefit of Securities of the series in lieu of any covenant or warranty included in this Indenture for the benefit of Securities of all series, or any provision that any covenant or warranty included in this Indenture for the benefit of Securities of all series shall not be for the benefit of Securities of such series, or any combination of such covenants, warranties or provisions; and

         (21) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by
    Section 9.1(5)).

         All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

         Unless otherwise provided with respect to the Securities of any series, at the option of the Company, interest on the Securities of any series that bears interest may be paid by mailing a check to the address of the person entitled thereto as such address shall appear in the Security Register.

         If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

         Section 3.2  DENOMINATIONS.

         The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by
Section 3.1. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

         Section 3.3  EXECUTION, AUTHENTICATION, DELIVERY
                      AND DATING.

         The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating,

         (a) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;

         (b) if the terms of such Securities (or the manner of determining such terms) have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms (or the manner of determining such terms) have been established in conformity with the provisions of this Indenture; and

         (c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

         Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an Authorized Officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

         Section 3.4  TEMPORARY SECURITIES.

         Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

         If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

         Section 3.5  REGISTRATION, REGISTRATION OF
                      TRANSFER AND EXCHANGE       .

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

         At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6 or 11.7 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 11.3 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         Notwithstanding the foregoing and except as otherwise specified or contemplated by Section 3.1, if at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as a Depositary for the Securities of such series or if at any time the Depositary for Securities of a series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon Company Request, will authenticate and deliver Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities representing Securities of such series in exchange for such Global Security or Global Securities.

         In the event that (i) the Company at any time and in its sole discretion determines that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Global Securities or (ii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities of any series, the Company will execute, and the Trustee, upon Company Request, will authenticate and deliver Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities representing such series in exchange for such Global Security or Global Securities.

         Upon the occurrence in respect of any Global Security of any series of any one or more of the conditions specified in the preceding two paragraphs or such other conditions as may be specified as contemplated by Section 3.1 for such series, such Global Security may be exchanged for Securities registered in the names of, and the transfer of such Global Security may be registered to, such Persons (including Persons other than the Depositary with respect to such series and its nominees) as such Depositary shall direct. Notwithstanding any other provision of this Indenture, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security shall also be a Global Security and shall bear the legend specified in
Section 2.4 except for any Security authenticated and delivered in exchange for, or upon registration of transfer of, a Global Security pursuant to the preceding sentence.

         Section 3.6  MUTILATED, DESTROYED, LOST AND
                      STOLEN SECURITIES.

         If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 3.7  PAYMENT OF INTEREST; INTEREST
                      RIGHTS PRESERVED.

         Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

         (1) The Company may elect to make payment of any Defaulted
    Interest to the Persons in whose names the Securities of such series
    (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted
    Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special

    Record Date and shall no longer be payable pursuant to the following Clause
    (2).

         (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         Section 3.8  PERSONS DEEMED OWNERS.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.7) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.

          Section 3.9  CANCELLATION.

         All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

         Section 3.10  COMPUTATION OF INTEREST.

         Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

                                      ARTICLE IV

                              SATISFACTION AND DISCHARGE

         Section 4.1  SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (1)  either

         (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and
    (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
    Section 10.3) have been delivered to the Trustee for cancellation; or

         (B) all such Securities not theretofore delivered to the Trustee for cancellation

         (i)  have become due and payable, or

         (ii) will become due and payable at their Stated Maturity within one year, or

         (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

         (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations (if any) of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause
(1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.


         Section 4.2  APPLICATION OF TRUST MONEY.

         Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.


                                      ARTICLE V

                                       REMEDIES

         Section 5.1  EVENTS OF DEFAULT.

         "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) failure by the Company to pay interest on any Security of that series when due and payable, if such failure continues for a period of 30 days;

         (ii) failure by the Company to pay the principal (and premium, if any, on) any Security of that series when due and payable at Maturity;

         (iii) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series;

         (iv) failure by the Company to perform or observe any other term, covenant or agreement contained in this Indenture (other than a default specified in clause (i), (ii) or (iii) above) for a period of 30 days after written notice of such failure requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities of such series then Outstanding;

         (v) default in the payment of principal or premium of or interest on, or other payments in respect of, an indebtedness of the Company or any Subsidiary of the Company after the expiration of any applicable grace period with respect thereto, or the acceleration of any Indebtedness of the Company or any Subsidiary of the Company as a result of any such default, in either case where the aggregate principal amount of such Indebtedness so unpaid or accelerated is equal to or greater than 5% of the Company's Consolidated Tangible Net Worth;

         (vi) failure by the Bank to comply with any of its Regulatory Capital Requirements; PROVIDED, that an Event of Default under this clause (vi) shall not be deemed to have occurred (a) during the 60 day period following the first day on which the Bank fails to comply with any of its Regulatory Capital Requirements, if within such 60 day period the Bank files a capital plan with the OTS, (b) during the 90 day period following the initial submission of a capital plan to the OTS by the Bank (or, if the OTS notifies the Bank in writing that it needs a longer period of time to determine whether to approve such capital plan, such longer period as is so specified by the OTS), unless prior to such date the OTS shall have notified the Bank of its determination not to approve such capital plan, or
    (c) during the period that the Bank is operating in material compliance with a capital plan approved by the OTS; PROVIDED, FURTHER, that if the Bank meets the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R. Section 567 (and any amendment to either thereof) or any successor law or regulation, then notwithstanding the Bank's failure to meet an individual minimum capital requirement pursuant to 12 U.S.C.
    Section 1464(s) and 12.C.F.R. Section 567.3 (and any amendment to either thereof) or any successor law or regulation, no Event of Default shall have occurred pursuant to this clause (vi) unless written notice thereof shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Securities of such series then Outstanding;

         (vii) existence of one or more judgments against the Company or the Bank or any of its Subsidiaries for an aggregate amount (including any interest thereon) in excess of 5% of the Company's Consolidated Tangible Net Worth, which remain undischarged 60 days after all rights to directly review such judgment, whether by appeal or writ, have been exhausted or have expired;

         (viii) a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) shall take possession of the Company or the Bank or any substantial part of the property of either the Company or the Bank without the consent of the Company or the Bank, respectively, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Bank in an involuntary case under any applicable bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, trustee, custodian, conservator, sequestrator (or other similar official) of the Company or the Bank or for any substantial part of the property of the Company or the Bank, or ordering the winding-up or liquidation of the affairs of the Company or the Bank, and such decree or order shall continue unstayed and in effect for a period of 60 consecutive days, or the Company or the Bank shall commence a voluntary case under any applicable bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, conservator, sequestrator (or other similar official) of the Company or the Bank or of any substantial part of the property of the Company or the Bank, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing; and

         (ix) any other Event of Default provided with respect to Securities of that series.


         Section 5.2  ACCELERATION OF MATURITY;
                      RESCISSION AND ANNULMENT.

         If an Event of Default (other than an Event of Default specified in clause (viii) of Section 5.1) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Discount Securities, such portion of the principal amount of such Original Issue Discount Securities as may be specified in the terms of thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If any Event of Default specified in clause (viii) of Section 5.1 occurs, such principal amount shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

         (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

              (A) all overdue interest on all Securities of that series,

              (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

              (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

              (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

    and

         (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Section 5.3  COLLECTION OF INDEBTEDNESS AND SUITS
                      FOR ENFORCEMENT BY TRUSTEE.

         The Company covenants that if

         (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

         (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, or

         (3) default is made in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due pursuant to the terms of any Security,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         Section 5.4  TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.7.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; PROVIDED, HOWEVER, the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditors' or other similar committee.

         Section 5.5  TRUSTEE MAY ENFORCE CLAIMS WITHOUT
                      POSSESSION OF SECURITIES.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         Section 5.6  APPLICATION OF MONEY COLLECTED.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST:  To the payment of all amounts due the Trustee under
    Section 6.7; and

         SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively.

         Section 5.7  LIMITATION ON SUITS.

         No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

         (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

         Section 5.8    UNCONDITIONAL RIGHT OF HOLDERS TO
                        RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.7) any interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         Section 5.9    RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         Section 5.10   RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.11   DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 5.12   CONTROL BY HOLDERS.

         The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, PROVIDED that

         (1) such direction shall not be in conflict with any rule of law or with this Indenture,

         (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

         (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

         Section 5.13   WAIVER OF PAST DEFAULTS.

         The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

         (1) in the payment of the principal of or any premium or interest on any Security of such series, or

         (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         Section 5.14   UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Securities by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Securities on or after the Stated Maturity or Maturities expressed in such Securities (or, in the case of redemption, on or after the Redemption Date).

         Section 5.15   WAIVER OF USURY, STAY OR EXTENSION LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                      ARTICLE VI

                                     THE TRUSTEE

         Section 6.1    CERTAIN DUTIES AND RESPONSIBILITIES.

         The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         Section 6.2    NOTICE OF DEFAULTS.

         If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; PROVIDED, HOWEVER, that in the case of any default of the character specified in
Section 5.1(5) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

         Section 6.3    CERTAIN RIGHTS OF TRUSTEE.

         Subject to the provisions of Section 6.1:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         Section 6.4    NOT RESPONSIBLE FOR RECITALS
                        OR ISSUANCE OF SECURITIES.

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

         Section 6.5    MAY HOLD SECURITIES.

         The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections
6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

         Section 6.6    MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

         Section 6.7    COMPENSATION AND REIMBURSEMENT.

         The Company agrees

         (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

         (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder;

         (4) to secure the Company's obligations under this Section, the Trustee shall have a lien prior to the Securities upon all money or property held or collected by the Trustee in its capacity as Trustee, except for such money and property which is held in trust to pay principal (and premium, if any) or interest on particular Securities; and

         (5) when the Trustee incurs any expenses or renders any services after the occurrence of an Event of Default specified in Section 5.1(7) or
    (8), such expenses and the compensation for such services are intended to constitute expenses of administration under the United States Bankruptcy Code (Title 11 of the United States Code) or any similar federal or state law for the relief of debtors.

         Section 6.8    DISQUALIFICATION; CONFLICTING INTERESTS.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

         Section 6.9    CORPORATE TRUSTEE REQUIRED;
                        ELIGIBILITY.

         There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 6.10   RESIGNATION AND REMOVAL;

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                                                                              51

                        APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

         (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

         (d) If at any time:

         (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

         (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of

Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any Series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any Series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by
Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.6.
Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

         Section 6.11   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) shall add to or change any of the
provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees cotrustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

         (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) and (b) of this Section, as the case may be.

         (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         Section 6.12   MERGER, CONVERSION, CONSOLIDATION
                        OR SUCCESSION TO BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

         Section 6.13   PREFERENTIAL COLLECTION OF CLAIMS
                        AGAINST COMPANY.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

         Section 6.14   APPOINTMENT OF AUTHENTICATING AGENT.

         The Trustee may appoint an Authenticating Agent or Agents (which may be an affiliate of the Company) with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an

Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         Unless the Authenticating Agent has been appointed by the Trustee at the request of the Company, the Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

         If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                 ---------------------------
                                                 [                ]
                                                  ----------------
                                                   As Trustee


                                                 By
                                                    ------------------------
                                                    As Authenticating Agent



                                                 By
                                                    ------------------------
                                                    Authorized Officer


                                     ARTICLE VII

                  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         Section 7.1    COMPANY TO FURNISH TRUSTEE NAMES
                        AND ADDRESSES OF HOLDERS.

         The Company will furnish or cause to be furnished to the Trustee:

         (a) semi-annually, not later than June 30 and December 31 in each year, a list for each series, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of the preceding June 15 or December 15, as the case may be, and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

         Section 7.2    PRESERVATION OF INFORMATION;
                        COMMUNICATIONS TO HOLDERS.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.

         (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

         (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

         Section 7.3    REPORTS BY TRUSTEE.

         (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the Trust Indenture Act with respect to any 12-month period, such report shall cover the 12-month period ending March 15 and shall be transmitted by the next succeeding March 15.

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

         Section 7.4    REPORTS BY COMPANY.


              (a) At the Company's expense, regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the rules and regulations of the Commission, for so long as there are Outstanding Securities, the Company shall furnish to the Holders (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days of the end of each fiscal year all quarterly and annual financial information, as the case may be, that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

              (b) In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                                     ARTICLE VIII

                 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         Section 8.1    COMPANY MAY CONSOLIDATE, ETC.,
                        ONLY ON CERTAIN TERMS.

         The Company may not, in a single transaction or a series of transactions, consolidate with or merge into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person or group of affiliated Persons unless (a) either (i) the Company shall be the continuing entity, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company (the "Surviving Entity") is organized under the laws of the United States or a state thereof or the District of Columbia and such Surviving Entity expressly and unconditionally assumes by supplemental indenture, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all obligations of the Company on the Securities theretofore issued and then Outstanding and under this Indenture, (b) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing, (c) immediately after giving effect to such transaction or series of transactions, the Company or the Surviving Entity, as applicable, could incur at least $1.00 of additional Funded Indebtedness without violating Section 10.10 hereof and (d) the Company or the Surviving Entity, as applicable, shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereto comply with this Indenture and that all conditions precedent provided for herein relating to such transaction have been complied with.

         Section 8.2    SUCCESSOR SUBSTITUTED.

         Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such sale, assignment, conveyance, transfer or other disposition, the Company (which term shall for this purpose mean the Person which shall theretofore become such in the manner described in Section 8.1), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

         Section 8.3    SECURITIES TO BE SECURED IN CERTAIN EVENTS.

         If, upon any such consolidation of the Company with or merger of the Company into any other corporation, or upon any sale, assignment, conveyance, transfer, lease or other disposition of the property of the Company substantially as an entirety to any other Person, any property or assets of the Company would thereupon become subject to any Lien to secure Pari Passu Indebtedness or Junior Indebtedness, then unless such Lien could be created pursuant to Section 10.15 without equally and ratably securing the Securities, the Company, prior to or simultaneously with such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, will as to such property or assets, secure the Securities Outstanding (together with, if the Company shall so determine, any other Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the Securities) equally and ratably with the Pari Passu Indebtedness or prior to the Junior Indebtedness which upon such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition is to become secured as to such property or assets by such Lien.


                                      ARTICLE IX

                               SUPPLEMENTAL INDENTURES

         Section 9.1    SUPPLEMENTAL INDENTURES WITHOUT
                        CONSENT OF HOLDERS.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

         (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon the Company herein or in the Securities; or

         (3) to add any additional Events of Default; or

         (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

         (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, PROVIDED that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or
    (ii) shall become effective only when there is no such Security Outstanding; or

         (6) to secure the Securities or add a guarantor; or

         (7) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or

         (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

         (9) to provide that Securities of any Series may be convertible into other securities or other property and to set forth the terms and conditions of conversion of any such convertible Securities; or

         (10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in the Securities, or to make any other provisions with respect to matters or questions arising under this Indenture, PROVIDED that such action pursuant to this clause (10) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

         Section 9.2    SUPPLEMENTAL INDENTURES WITH
                        CONSENT OF HOLDERS.

         With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

         (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or adversely affect any right of repayment at the option of the Holder of any Security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund payment or analogous obligation, or change the coin or currency in which the principal of any Security or any premium or interest thereon is payable, or impair the right of the Holder thereof to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

         (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of certain defaults hereunder and their consequences provided for in this Indenture, or

         (3) modify any of the provisions of this Section, Section 5.13 or
    Section 10.19, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, PROVIDED, HOWEVER, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.1(8), or

         (4) except as otherwise permitted under the provisions of Article VIII, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture, or

         (5) waive a default in payment with respect to any Security (other than a default in payment that is due solely because of acceleration of the maturity of the Securities).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 9.3    EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 9.4    EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 9.5    CONFORMITY WITH TRUST INDENTURE ACT.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

         Section 9.6    REFERENCE IN SECURITIES TO
                        SUPPLEMENTAL INDENTURES.

         Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

                                      ARTICLE X

                                      COVENANTS

         Section 10.1   PAYMENT OF PRINCIPAL, PREMIUM
                        AND INTEREST.

         The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

         Section 10.2   MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         Section 10.3   MONEY FOR SECURITIES PAYMENTS
                        TO BE HELD IN TRUST.

         If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to act.

         Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to act.

         The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any such payment of principal (and premium, if any) or interest; and

         (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         Section 10.4   STATEMENT BY OFFICERS AS TO DEFAULT.

         (a) The Company will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $1,000,000), or if the Company fails to comply with any of its Regulatory Capital Requirements, the Company shall deliver to the Trustee by registered or certified mail, or by facsimile transmission, an Officer's Certificate specifying such event, notice or other action within five Business Days of its occurrence.

         Section 10.5   PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves (in the good faith judgment of the Board of Directors) have been made.

         Section 10.6   MAINTENANCE OF PROPERTIES.

         The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

         Section 10.7   CORPORATE EXISTENCE OF THE COMPANY.

         Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not and is not reasonably likely to be disadvantageous in any material respect to the Holders.

         Section 10.8   MAINTENANCE OF BANK'S STATUS AS FDIC-INSURED
INSTITUTION.

         The Company shall use its best efforts to maintain the Bank's status as an FDIC-insured depository institution.

         Section 10.9   INSURANCE.

         The Company will at all times maintain and will cause each of its Subsidiaries to maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and reputable insurers, insurance on all its properties in such amounts as management of the Company reasonably determines is appropriate under the circumstances.

         Section 10.10 LIMITATIONS ON INDEBTEDNESS AND CERTAIN PREFERRED STOCK ISSUANCES.


         (a) The Company will not create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist, any Junior Indebtedness (other than Acquired Indebtedness) unless the Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such Junior Indebtedness is after the final Stated Maturity of the Securities then Outstanding.

         (b) The Company will not create, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist, any Funded Indebtedness (including any Funded Indebtedness assumed in connection with the acquisition of assets from another Person or as a result of the merger of any Person with or into the Company) unless at the time of such event either (i) the principal amount of total Funded Indebtedness of the Company would not exceed 100% of the Company's Consolidated Tangible Net Worth, or (ii) if the Outstanding Securities are then rated by a nationally recognized statistical rating organization in an investment grade category, after the incurrence, assumption, guarantee or creation by the Company of the additional Funded Indebtedness, (A) such Outstanding Securities continue to retain such investment grade rating, and (B) the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been greater than 3.00 to 1.00 determined on a pro

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                                                                              66

forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Funded Indebtedness had been incurred and the application of the net proceeds therefrom had occurred at the beginning of such four-quarter period.

         (c) The Bank will not, and will not permit any of its Subsidiaries to, create or incur any Indebtedness or issue any Preferred Stock that in either case would qualify as regulatory capital for the Bank under 12 C.F.R. Part 567 or any successor regulation, except to the extent that after giving effect to the creation or incurrence of such Indebtedness or the issuance of such Preferred Stock, the Bank's supplementary capital does not exceed 65% of the Bank's core capital (in each case as calculated for purposes of 12 C.F.R. Part 567 or any successor regulation).

         Section 10.11  LIMITATION ON RESTRICTED PAYMENTS.

         The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of such Restricted Payment or after giving effect thereto,

         (a) a Default or Event of Default shall have occurred and be continuing or would occur as a result thereof; or

         (b) the Bank would fail to meet any of its Regulatory Capital Requirements or the Company would fail to maintain sufficient Liquid Assets to comply with the terms of Section 10.16 hereof; or

         (c) the aggregate amount of all Restricted Payments (the amount of such payments, if other than in cash, having been determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution filed with the Trustee) declared and made after the issue date of the Securities would exceed the sum of

              (i) 33% of the aggregate Consolidated Net Income (or, if such Consolidated Net Income is a deficit, 100% of such deficit) of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter during which the issue date of the initial series of Securities issued under this Indenture occurred and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment, PLUS

              (ii) the aggregate Net Cash Proceeds received by the Company as capital contributions (other than from a Subsidiary) after the issue date of the initial series of Securities issued under this Indenture, PLUS

              (iii) the aggregate Net Cash Proceeds and the Fair Market Value of property not constituting Net Cash Proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of Qualified Capital Stock after the issue date of the initial series of Securities issued under this Indenture (except, in each case, to the extent such proceeds are used to purchase, redeem, defease, make sinking fund payments on or otherwise acquire or retire for value Junior Indebtedness or Pari Passu Indebtedness as set forth in clause (a) of the definition of Permitted Payment herein; PLUS

              (iv) 100% of the amount of any Indebtedness of the Company or a Subsidiary that is issued after the issue date of the initial series Securities issued under this Indenture that is thereafter converted into or exchanged for Qualified Capital Stock of the Company;

PROVIDED, HOWEVER, that the foregoing provisions will not prevent (x) the payment of a dividend within 60 days after the date of its declaration if at the date of declaration such payment was permitted by the foregoing provisions, or
(y) any Permitted Payment, or (z) Tax Sharing Payments by the Company pursuant to and in accordance with the terms of the existing Tax Sharing Agreement among the Company and its Subsidiaries (or any subsequently adopted tax sharing agreement the terms of which are not materially less favorable in the aggregate to the Company than the terms of such existing Tax Sharing Agreement).

         Section 10.12 LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any of its Subsidiaries to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to:

         (a) pay any dividends or make any other distribution on its Capital Stock;

         (b) make payments in respect of any Indebtedness owed to the Company or any other Subsidiary; or

         (c) make loans or advances to the Company or any Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary;

         other than, in the case of (a), (b) and (c),

         (1) restrictions imposed by applicable law;

         (2) restrictions existing under agreements in effect on the date of this Indenture;

         (3) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company so long as such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary;

         (4) restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the assets (which term may include the Capital Stock) of such Subsidiary;

         (5) restrictions on the transfer of assets which are subject to Liens;

         (6) restrictions existing under agreements evidencing Indebtedness of any Subsidiary that is formed for the sole purpose of acquiring or holding a portfolio of assets, if such Indebtedness (i) is made without recourse to, and with no cross-collateralization against the assets of, the Company or any other Subsidiary, and (ii) upon complete or partial liquidation of which the Indebtedness must be correspondingly repaid in whole or in part, as the case may be;

         (7) restrictions existing under agreements evidencing Indebtedness which is incurred after the date of this Indenture as permitted pursuant to
Section 10.10 hereof, PROVIDED that the terms and conditions of any such restrictions are no more restrictive than those contained in the indenture pursuant to which the Bank's 12% Subordinated Debentures due 2005 were issued; and

         (8) restrictions existing under any agreement which refinances or replaces any of the agreements containing the restrictions in clauses (2), (3) and (7); PROVIDED that the terms and conditions of any such restrictions are not less favorable to the Holders than those under the agreement evidencing or relating to the Indebtedness refinanced.

         Section 10.13 RESTRICTIONS ON ISSUANCE AND SALE OR DISPOSITION OF CAPITAL STOCK OF THE BANK.

         The Company shall not sell, transfer or otherwise dispose of shares of Capital Stock of the Bank or permit the Bank to issue, sell or otherwise dispose of shares of its Capital Stock unless, in either case, the Bank remains a Wholly-Owned Subsidiary of the Company. The Company shall not permit the Bank to merge or consolidate into or with any other Person (other than the Company or another Wholly-Owned Subsidiary of the Company) unless the surviving entity is the Company or a Wholly-Owned Subsidiary of the Company, or permit the Bank to convey or transfer its properties and assets substantially as an entirety to any Person except to the Company or any Wholly-Owned Subsidiary of the Company.

         Section 10.14  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (except that the Company and any of its Subsidiaries may enter into any transaction or series of related transactions with any Subsidiary of the Company without limitation under this covenant) UNLESS: (i) such transaction or series of related transactions is in writing and is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in an arm's length dealing with a Person that is not such an Affiliate or, in the absence of such a comparable transaction, on terms that the Board of Directors determines in good faith would be offered to a Person that is not an Affiliate; (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $1,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company; and (iii) with respect to any transaction or series of related transaction involving aggregate payments in excess of $5,000,000, or in the event that no members of the Board of Directors are Disinterested Directors with respect to any transaction or series of transactions included in clause (ii), (x) in the case of a transaction involving real property, the aggregate rental or sale price of such real property shall be the fair market sale or rental value of such real property as determined in a written opinion by a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required and (y) in all other cases, the Company delivers to the Trustee a written opinion of a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required to the effect that the transaction or series of transactions are fair to the Company or such Subsidiary from a financial point of view. The limitations set forth in this paragraph shall not apply to (i) transactions entered into pursuant to any agreement already in effect on the date of this Indenture and any renewals or extensions thereof not involving modifications adverse to the Company or any Subsidiary, (ii) normal banking relationships with an Affiliate on an arms' length basis, (iii) any employment agreements, stock option, employee benefit, indemnification, compensation, business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Subsidiaries either (A) in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary or (B) which agreement, arrangement or plan was adopted by the Board of Directors of the Company or such Subsidiary (including a majority of the Disinterested Directors), as the case may be, (iv) residential mortgage, credit card and other consumer loans to an Affiliate who is an officer, director or employee of the Company or any of its Subsidiaries and which comply with the applicable provisions of 12 U.S.C. Section 1468(b) and any rules and regulations of the OTS thereunder, (v) any Restricted Payments, or (vi) any transaction or series of transactions in which the total amount involved does not exceed $250,000.

         Section 10.15  LIMITATIONS ON LIENS AND GUARANTEES.

         (a) The Company will not create, assume, incur or suffer to exist any Lien of any kind upon (i) the Capital Stock of the Bank as security for Indebtedness or (ii) any of the Company's assets or property (other than the Capital Stock of the Bank) now owned, or acquired after the date of this Indenture, or any income or profits from any such property or assets, as security for Indebtedness having a contractual time to Maturity greater than one year, unless in the case of either (i) or (ii), the Securities will be equally and ratably secured with such Indebtedness; PROVIDED, that if such Indebtedness is Junior Indebtedness any such security interest with respect to such Junior Indebtedness shall be subordinated to the security interest with respect to the Securities to the same extent as such Junior Indebtedness is subordinated to the Securities.

         (b) The Company will not permit any Subsidiary of the Company, directly or indirectly, to guarantee or assume, or subject any of its assets to a Lien to secure, any Pari Passu Indebtedness or Junior Indebtedness UNLESS (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of, or pledge of assets to secure, the Securities by such Subsidiary on terms at least as favorable to the Holders of the Securities as such guarantee or security interest in such assets is to the holders of such Pari Passu Indebtedness or Junior Indebtedness, except that in the event of a guarantee or security interest in such assets with respect to (x) Pari Passu Indebtedness, the guarantee or security interest in such assets under the supplemental indenture shall be made PARI PASSU to the guarantee or security interest in such assets with respect to such Pari Passu Indebtedness or (y) Junior Indebtedness, any such guarantee or security interest in such assets with respect to such Junior Indebtedness shall be subordinated to such Subsidiary's guarantee or security interest in such assets with respect to the Securities to the same extent as such Junior Indebtedness is subordinated to the Securities and (ii) such Subsidiary waives and agrees in writing that it will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its guarantees.

         Section 10.16  LIQUIDITY MAINTENANCE.

         The Company shall, at all times when the Securities of any series are not rated in an "investment grade" category by one or more nationally recognized statistical rating organizations, maintain Liquid Assets with a value equal to at least 100% of the required interest payments due on such series on the next two succeeding semi-annual Interest Payment Dates. Such Liquid Assets shall not be the subject of any pledge, Lien, encumbrance or charge of any kind and shall not be utilized as collateral or security for Indebtedness for borrowed money or otherwise of the Company or its Subsidiaries nor may such Liquid Assets be used as reserves for any self-insurance maintained by the Company or any of its Subsidiaries.

         Section 10.17  OFFER TO PURCHASE UPON A CHANGE OF CONTROL.

          (a) If a Change of Control Event shall occur at any time, then each Holder will have the right to require the Company to repurchase such Holder's Securities (pursuant to an offer made to all Holders), in whole or in part, in integral multiples of $1,000 at a purchase price in cash equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of repurchase.

         (b) The Company shall give notice to the Holders and to the Trustee within 30 days following a Change of Control Event, stating:

         (1) that a Change of Control Event has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest,

         (2) the circumstances and relevant facts regarding such Change of Control Event (including, but not limited to, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control Event),

         (3) the purchase date (which shall be no earlier than 30 and no later than 60 days after such notice is given),

         (4) that interest accrued to the purchase date will be paid upon such presentation or surrender of Securities and that interest will cease to accrued on Securities surrendered for purchase as of the purchase date,

         (5)whether tenders will be irrevocable and

         (6) instructions determined by the Company that a Holder must follow in order to have Securities repurchased (including, but not limited to, the place at which Securities shall be presented and surrendered for purchase and the time prior to which Securities must be presented and surrendered) and materials necessary to comply with applicable tender rules.

         (c) Any offer to purchase Securities pursuant to this Section 10.17 shall be conducted in accordance with applicable tender offer rules, including
Section 14(e) of the Exchange Act and Rule 14e-1 thereunder. To the extent that the provisions of any such securities laws or regulations relating to a tender offer conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

         Section 10.18  PAYMENTS FOR CONSENT.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is paid to all Holders that provide such consent or so waive or agree to amend.

         Section 10.19  WAIVER OF CERTAIN COVENANTS.

         The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.5 to 10.18, inclusive, with respect to the Securities of any series if before the time for such compliance the Holders of a majority in principal amount of the Outstanding Securities of such series shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                      ARTICLE XI

                               REDEMPTION OF SECURITIES

         Section 11.1   APPLICABILITY OF ARTICLE.

         Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified) as contemplated by Section 3.1 for Securities of any series in accordance with this Article.

         Section 11.2   ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to
Section 11.2.

         Section 11.3   SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

         If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

         Section 11.4   NOTICE OF REDEMPTION.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

         All notices of redemption shall state:

         (1) the Redemption Date,

         (2) the Redemption Price and accrued interest, if any,

         (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

         (4) that on the Redemption Date the Redemption Price and accrued interest, if any, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

         (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any,

         (6) that the redemption is for a sinking fund, if such is the case, and

         (7) the CUSIP numbers, if any, of the Securities to be redeemed.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

         Section 11.5   DEPOSIT OF REDEMPTION PRICE.

         Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the

Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

         Section 11.6   SECURITIES PAYABLE ON REDEMPTION DATE.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that, unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

         Section 11.7   SECURITIES REDEEMED IN PART.

         Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                     ARTICLE XII

                                    SINKING FUNDS

         Section 12.1   APPLICABILITY OF ARTICLE.

         The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.1 for Securities of such series.

         The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in
Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

         Section 12.2   SATISFACTION OF SINKING FUND
                        PAYMENTS WITH SECURITIES.

         The Company (1) may deliver Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which theretofore have been redeemed or otherwise acquired by the Company either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; PROVIDED that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.


         Section 12.3   REDEMPTION OF SECURITIES FOR
                        SINKING FUND.

         Not less than 90 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.2 and the basis for such credit and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in
Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.


                                     ARTICLE XIII

                          DEFEASANCE AND COVENANT DEFEASANCE

         Section 13.1   APPLICABILITY OF ARTICLE;
                        COMPANY'S OPTION TO EFFECT

                        DEFEASANCE OR COVENANT DEFEASANCE.

         If pursuant to Section 3.1 provision is made for either or both of (a) defeasance of the Securities of a series under Section 13.2 or (b) covenant defeasance of the Securities of a series under Section 13.3, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article XIII, shall be applicable to the Securities of such series, and the Company may at its option by Board Resolution, at any time, with respect to the Securities of such series, elect to have either Section 13.2 (if applicable) or Section 13.3 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article XIII.

         Section 13.2   DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise of the above option applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on and after the date the conditions precedent set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture, insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Securities of such series to receive, solely from the trust fund described in Section 13.4 as more fully set forth in such Section, payments of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3 and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder and (D) this Article XIII. Subject to compliance with this
Article XIII, the Company may exercise its option under this Section 13.2 notwithstanding the prior exercise of its option under Section 13.3 with respect to the Securities of such series. Following a defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default.

         Section 13.3   COVENANT DEFEASANCE.

         Upon the Company's exercise of the above option applicable to this Section and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), the Company shall be released from its obligations under any covenant applicable to such Securities that is determined pursuant to Section 3.1 to be subject to this provision, and the occurrence of an event specified in Section 5.1(iv) (with respect to any Section applicable to such Securities that are determined pursuant to Section 3.1 to be subject to this provision) shall not be deemed to be an Event of Default with respect to the outstanding Securities of such series. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

         Section 13.4   CONDITIONS TO DEFEASANCE OR
                        COVENANT DEFEASANCE.

         The following shall be the conditions precedent to application of either Section 13.2 or Section 13.3 to the Outstanding Securities of such series:

         (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in United States Dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Securities of such series on the Maturity of such principal, premium, if any, or interest and any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the due dates thereof. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article XI, which shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or
    (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         (2) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing (A) on the date of such deposit and after giving effect thereto or (B) insofar as subsection 5.1(viii) is concerned, at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this Clause (B) shall not be deemed satisfied until the expiration of such period).

         (3) Such defeasance or covenant defeasance shall not (A) cause the Trustee for the Securities of such series to have a conflicting interest as defined in Section 6.8 or for purposes of the Trust Indenture Act with respect to any securities of the Company or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended.

         (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

         (5) Such defeasance or covenant defeasance shall not cause any Securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted.

         (6) In the case of an election under Section 13.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         (7) In the case of an election under Section 13.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

         (8) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders.

         (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Outstanding Securities of such series over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others.

         (10) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Outstanding Securities of such series on the date of such deposit.

         (11) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.1.

         (12) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 13.2 or the covenant defeasance under Section 13.3 (as the case may be) have been complied with.

         Section 13.5   DEPOSITED MONEY AND U.S. GOVERNMENT
                        OBLIGATIONS TO BE HELD IN TRUST;
                        OTHER MISCELLANEOUS PROVISIONS.

         Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.4 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof.

         Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

         Section 13.6   REINSTATEMENT.

         If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article XIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.5; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (and premium, if any) or interest on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

    This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       OCWEN FINANCIAL CORPORATION


                                       By
                                         ---------------------
                                            Title:

Attest:

By
  -----------------------
  Title:

                                       [                           ]
                                        ---------------------------
                                          As Trustee



                                       By
                                         ---------------------------
Attest:                                     Title:



By
  -----------------------
  Title:

STATE OF [FLORIDA]         )
                           )  ss.:
COUNTY OF [______________] )


         On the ____ day of _____, 1996 before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he is an [________________] of [__________________], one of the
corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                       -----------------------------
                                       Notary Public

STATE OF [FLORIDA]           )
                             )    ss.:
COUNTY OF [_____________]    )


         On the _____ day of July, 1996 before me personally came ___________________________, to me known, who, being by me duly sworn, did depose and say that he is _________________________ of Ocwen Financial Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                  -----------------------------------